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                                                              Exhibit 3.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION OF

                                VIANT CORPORATION

                    (Pursuant to Sections 222 and 242 of the
                General Corporation Law of the State of Delaware)

         Viant Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

         DOES HEREBY CERTIFY:

         FIRST: That the corporation was originally incorporated pursuant to the General Corporation Law on March 12,1999 under the name of Viant Corporation.

         SECOND: That the Board of Directors duly adopted resolutions proposing an amendment to the Certificate of Incorporation of the corporation, declaring said amendment to be advisable and in the best interests of the corporation and its stockholders, and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor.

         THIRD: That the first paragraph of ARTICLE IV is hereby amended and restated in its entirety to read as follows:

         "The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 205,000,000 shares. The number of shares of Common Stock authorized is 200,000,000. The number of shares of Preferred Stock authorized is 5,000,000."

THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 222 of the General Corporation Law.

         FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Viant Corporation has caused this Certificate of Amendment to be signed by Robert Gett, its President and Chief Executive Officer, this 2nd day of February, 2000.


                                      BY:   /s/ Robert L. Gett
                                        ---------------------------------------
                                                Robert L. Gett,
                                        President and Chief Executive Officer